                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            _______________________


                                   Form 8-KA

                            Amendment No. 1 To

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



                              September 11, 2000
                       ---------------------------------
                                 Date of Report
                       (Date of earliest event reported)


                           DATA CRITICAL CORPORATION
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                         000-27855               91-1901482
------------------------------  --------------------------  -------------------
(State or Other Jurisdiction       (Commission File No.)        (IRS Employer
     of Incorporation)                                       Identification No.)

                      19820 North Creek Parkway, Suite 100
                            Bothell, Washington 98011
-------------------------------------------------------------------------------
          (Address of principal executive offices, including Zip Code)

                                 (425) 482-7000
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

     This Amendment No. 1 to the Current Report on Form 8-K dated September 11, 2000 of Data Critical Corporation relates to Data Critical's acquisition of Paceart Associates, L.P., a New Jersey limited partnership ("Paceart"), pursuant to a Limited Partnership Interest and Stock Purchase Agreement, dated as of August 31, 2000 among Data Critical Corporation, datacritical.com Inc., a wholly-owned subsidiary of Data Critical, Paceart, the limited partners of Paceart, Paceart G.P., Inc., a New Jersey corporation and the general partner of Paceart, the stockholders of Paceart GP, and Dr. Michael N. Bergelson, as agent for the Limited Partners and the Stockholders.

     The purpose of this Amendment is to provide the financial statements of Paceart required by Item 7(a) of Form 8-K, and the pro forma combined condensed consolidated financial information required by Item 7(b) of Form 8-K, which information was excluded from the original filing in reliance on Item 7(a)(4) of Form 8-K.

     Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a) Financial Statements of Business Acquired (audited).

             (i) Report of Arthur Andersen LLP October 17, 2000.

             (ii) Paceart Associates, L.P. Balance Sheet for the year ended December 31, 1999.

             (iii) Paceart Associates, L.P. Statement of Income for the year ended December 31, 1999.

             (iv) Paceart Associates, L.P. Statement of Partners' Capital for the year ended December 31, 1999.

             (v) Paceart Associates, L.P. Statement of Cash Flows for the year ended December 31, 1999.

             (vi) Paceart Associates, L.P.Notes to Financial Statements.

         (b) Pro Forma Financial Information (unaudited).

             (i) Unaudited Pro Forma Condensed Balance Sheet for the year ended December 31, 1999.

             (ii) Unaudited Pro Forma Condensed Statements of Operations for the year ended December 31, 1999 and the six month period ended June 30, 2000.

             (iii) Notes to Unaudited Pro Forma Condensed Financial Statements.

         (c) Exhibits.

                    2.1* Limited Partnership Interest and Stock Purchase Agreement, dated as of August 31, 2000 among Data Critical Corporation, datacritical.com Inc., Paceart Associates, L.P., the limited partners of Paceart Associates, L.P., Paceart G.P., Inc., the stockholders of Paceart G.P., Inc., and Dr. Michael
                            N. Bergelson, as Sellers' Agent.

                    4.1* Registration Rights Agreement, dated as of August 31, 2000 among Data Critical Corporation, Dr. Michael N. Bergelson, Richard W. Schurig, Richard Puzo, Wayne Casebolt, Eric Reidman and Anthony Marchesini.

                    10.1* Employment Agreement, dated as of August 31, 2000 between Data Critical Corporation and Dr. Michael N. Bergelson.


                    99.1*   Press Release dated September 11, 2000.

     * Incorporated by reference from Data Critical's Current Report on Form 8-K filed September 11, 2000.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Data Critical Corporation:

We have audited the accompanying balance sheet of Paceart Associates, L.P. (a New Jersey limited partnership) as of December 31, 1999, and the related statements of income, partners' capital and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paceart Associates, L.P. as of December 31, 1999, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.


/s/ Arthur Andersen LLP
Seattle, Washington
October 17, 2000

                           PACEART ASSOCIATES, L.P.

                                BALANCE SHEETS

                                                                                       December 31,
                                       ASSETS                                              1999          June 30, 2000
                                       ------                                         --------------    --------------
                                                                                                          (unaudited)
CURRENT ASSETS:
    Cash and cash equivalents                                                         $      597,589    $      766,534
    Accounts receivable, less allowance for doubtful accounts of $8,335 and
       $24,471, respectively                                                                 935,989           331,627
    Inventories                                                                              450,680           385,290
    Other current assets                                                                      14,043            44,226
                                                                                      --------------    --------------
                 Total current assets                                                      1,998,301         1,527,677

FURNITURE AND EQUIPMENT, net of accumulated depreciation and amortization of
    $170,112 and $188,680, respectively                                                       46,383            27,815


PATENTS AND TRADEMARKS, net of accumulated depreciation and amortization of $49,317
    and $52,680, respectively                                                                 44,833            41,471

OTHER ASSETS                                                                                  10,083            10,083
                                                                                      --------------    --------------
                 Total assets                                                         $    2,099,600    $    1,607,046
                                                                                      ==============    ==============
                         LIABILITIES AND PARTNERS' CAPITAL
                         ---------------------------------

CURRENT LIABILITIES:
    Accounts payable                                                                  $      326,759    $      129,047
    Accrued expenses                                                                         249,147           206,811
    Unearned income                                                                          438,138           498,417
                                                                                      --------------    --------------
                 Total current liabilities                                                 1,014,044           834,275

COMMITMENTS AND CONTINGENCIES

PARTNERS' CAPITAL                                                                          1,085,556           772,771
                                                                                      --------------    --------------
                 Total liabilities and partners' capital                              $    2,099,600    $    1,607,046
                                                                                      ==============    ==============

 The accompanying notes to financial statements are an integral part of these balance sheets.

                           PACEART ASSOCIATES, L.P.

                             STATEMENTS OF INCOME

                                                                      Year Ended        Six Months       Six Months
                                                                     December 31,         Ended             Ended
                                                                         1999         June 30, 2000     June 30, 1999
                                                                  ----------------   ---------------   ---------------
                                                                                       (unaudited)       (unaudited)
REVENUES:
    Systems                                                        $     3,882,393   $     1,549,623   $     1,947,884
    Service contracts                                                      837,549           529,007           325,586
    Other                                                                  213,265           141,709           120,338
                                                                   ---------------   ---------------   ---------------
                 Total                                                   4,933,207         2,220,339         2,393,808

COST OF REVENUES                                                         1,396,460           727,752           613,970
                                                                   ---------------   ---------------   ---------------
                 Gross profit                                            3,536,747         1,492,587         1,779,838
                                                                   ---------------   ---------------   ---------------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                             2,765,190         1,480,663         1,037,463
                                                                   ---------------   ---------------   ---------------
                 Income (loss) from operations                             771,557           (11,924)          742,375


OTHER INCOME (EXPENSE):
    Interest income                                                          3,634            18,813               649
    Write-off of investment in and advances to joint venture              (116,115)                -                 -
    Other income                                                            (4,126)                -                 -
                                                                   ---------------   ---------------   ---------------
                 Net income                                        $       654,950   $        30,737   $       743,024
                                                                   ===============   ===============   ===============


The accompanying notes to financial statements are an integral part of these financial statements.

                           PACEART ASSOCIATES, L.P.

                        STATEMENTS OF PARTNERS' CAPITAL


                                                            Partners'
                                                             Capital
                                                         --------------
Balance as of January 1, 1999                            $     430,606

    Net Income                                                 654,950
                                                         -------------
Balance as of December 31, 1999                              1,085,556

    Net Income (unaudited)                                      30,737
    Distributions (unaudited)                                 (343,522)
                                                         -------------
Balance as of June 30, 2000 (unaudited)                  $     772,771
                                                         =============

The accompanying notes to financial statements are an integral part of these financial statements.

                           PACEART ASSOCIATES, L.P.

                            STATEMENT OF CASH FLOWS

                                                                                            Six Months       Six Months
                                                                           Year Ended          Ended           Ended
                                                                          December 31,     June 30, 2000   June 30, 1999
                                                                              1999
                                                                       ----------------  ---------------- ---------------
                                                                                            (unaudited)     (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                          $      654,950    $       30,737   $      743,024
    Adjustments to reconcile net income to net cash provided by operating activities-
          Depreciation and amortization                                         24,757            21,930           11,480
          Allowance for doubtful accounts                                        8,335             9,502                -
          Loss on disposal                                                       4,126                 -            4,126
          Write-off of investment in joint venture                             116,115            13,500                -
          Changes in operating assets and liabilities-
              Accounts receivable                                             (515,850)          594,860         (468,087)
              Inventories                                                     (218,925)           65,390            5,059
              Other current assets                                              49,570           (30,183)          13,188
              Accounts payable                                                 242,428          (197,712)          (3,510)
              Accrued expenses                                                 106,857           (42,336)          29,701
              Unearned income                                                  103,788            60,279           10,400
                                                                        --------------    --------------   --------------
                 Net cash provided by operating activities                     576,151           525,967          345,381
                                                                        --------------    --------------   --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of furniture and equipment                                       (28,438)                -          (15,064)

    Proceeds from sale of vehicle                                                9,998                 -            9,998
    Advances to joint venture                                                  (98,866)          (13,500)         (60,876)
                                                                        --------------    --------------   --------------
                 Net cash used in investing activities                        (117,306)          (13,500)         (65,942)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Distributions                                                                    -          (343,522)               -
                                                                        --------------    --------------   --------------
                 Net increase in cash and cash equivalents                     458,845           168,945          279,439

CASH AND CASH EQUIVALENTS, beginning of period                                 138,744           597,589          138,744
                                                                        --------------    --------------   --------------
CASH AND CASH EQUIVALENTS, end of period                                $      597,589    $      766,534   $      418,183
                                                                        ==============    ==============   ==============

The accompanying notes to financial statements are an integral part of these financial statements.

1.   THE PARTNERSHIP

     Paceart Associates, L.P. (the "Partnership") was formed in 1992 for the purpose of developing advanced computer technology for monitoring pacemaker, defibrillator and arrhythmia patients. The Partnership's technology is currently utilized in clinical, pharmaceutical research and consumer applications throughout the world.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Unaudited Interim Financial Statements

     The accompanying balance sheet as of June 30, 2000 and statement of operations, partners' capital, and cash flows for the six months ended June 30, 1999 and 2000 included herein have been prepared by the Partnership and are unaudited. The information furnished in the unaudited financial statements referred to above includes all adjustments which are, in the opinion of management, necessary for a fair presentation of such financial statements. The results of operations for the six months ended June 30, 2000 are not necessarily indicative of the results to be expected for the entire year.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration Risks

     The Partnership has cash balances that are held principally at one financial institution and may, at times, exceed insurable amounts. The Partnership believes it has mitigated its risk by investing in or through major financial institutions. Recoverability is dependent upon the performance of the institution.

     Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers comprising the Partnership's customer base. The Partnership routinely assesses the financial strength of all of its customers.

     Revenue Recognition

     The Company recognizes revenue in accordance with AICPA Statement of Position 97-2. Accordingly, revenue on system sales is recognized when there is evidence of an arrangement, delivery has occurred, and all significant obligations, normally including training and installation of the systems if applicable, have been completed.

     Costs of revenue incurred prior to revenue recognition are deferred.

     Capitalized Software Costs

     In accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed", the Partnership is required to capitalize certain computer software costs, which include product enhancements, after technological feasibility has been established. These costs are amortized using the greater of the ratio that current gross revenues for a product bear to the total of current and anticipated future gross revenues for the product or a maximum of three years using the straight line method beginning when the products are available for general release to customers. At December 31, 1999 and June 30, 2000, no software costs have been capitalized due to the fact that all costs incurred after technological feasibility of a product have been deemed to be immaterial by the Partnership.

     Fair Value of Financial Instruments

     The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and convertible notes payable approximate fair value due to the short-term maturity of these instruments. The carrying amounts of outstanding borrowings approximate fair value.

     Cash and Cash Equivalents

     The Partnership considers all short-term marketable securities having a maturity of three months or less to be cash equivalents.

     Inventories

     Inventories consist of parts used for system implementation and maintenance service and are stated at the lower of cost (determined on a first-in, first-out basis) or market.

     Furniture and Equipment

     Furniture and equipment are stated at cost. Depreciation is calculated on a straight-line basis over the estimated useful lives of the assets. The estimated useful life of furniture, machinery and equipment is 5 years.

     Patents and Trademarks

     Patents and trademarks are being amortized on the straight-line method over a period of fourteen years.

     Long-Lived Assets

     The Partnership periodically reviews its long-lived assets for impairment whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Partnership does not believe that any such changes have taken place to date. Impairment of long-lived assets exists if, at a minimum, the future expected cash flows (undiscounted and without interest charges) from its operations are less than the carrying value of these assets. If such assets were considered impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeds the underlying fair value of the assets. Management performed a review of its long-lived assets and determined that no impairment of the respective carrying values had occurred for any periods presented in these financial statements.

     Income Taxes

     The Partnership accounts for income taxes under the liability method. Under the liability method, deferred tax assets and liabilities are determined based on the differences between the financial statement and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in results of operations in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Comprehensive Income

     During 1999, the Partnership adopted SFAS No. 130 ("SFAS 130"), "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and presenting information on comprehensive income and its components (revenues, expenses, gains, losses, and currency translation adjustments) in the financial statements. Although the adoption of this statement resulted in additional disclosure requirements, it did not have an effect on the Partnership's financial position or results of operations.

     Effects of Recent Accounting Pronouncements

     In December 1999, SEC Staff Accounting Bulletin: No. 101--Revenue Recognition in Financial Statements (SAB 101) was issued. This pronouncement summarizes certain of the SEC Staff's views on applying generally accepted accounting principles to revenue recognition. SAB 101 is required to be adopted by the Company for the year ended December 31, 2000. The Company is currently reviewing the requirements of SAB 101.

     In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133 ("SFAS 133"), "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. SFAS 133 is effective for fiscal years beginning after June 15, 1999. In July 1999, the FASB approved SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of SFAS 133", which amends SFAS 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. As the Partnership currently does not engage in derivative instruments or hedging activities, adoption of this accounting principle will not have a material impact on the Partnership's financial position or results of operations.

3.   PROPERTY AND EQUIPMENT

     Property and equipment consists of the following-

                                                           December 31,       June 30,
                                                               1999             2000
                                                           ------------     ------------
                                                                              (unaudited)
     Equipment                                             $    178,719     $    178,719
     Furniture and fixtures                                      37,776           37,776
                                                           ------------     ------------
                                                                216,495          216,495
     Less- Accumulated depreciation and amortization           (170,112)        (188,680)
                                                           ------------     ------------
                                                           $     46,383     $     27,815
                                                           ============     ============

     Depreciation and amortization expense related to property and equipment was $17,541 and $18,568 for the year ended December 31, 1999, and the six months ended June 30, 2000, respectively.

4.   ACCRUED EXPENSES

     Accrued expenses consists of the following-

                                                December 31,       June 30,
                                                   1999              2000
                                                ------------     ------------
                                                                 (unaudited)

     Accrued officer bonus                      $     33,000     $          -
     Accrued salaries and wages                       75,261           58,892
     Accrued vacation                                 28,759           41,212
     Accrued professional fees                        60,000           42,085
     Customer deposits                                36,694           42,679
     Accrued 401(k) fund                              11,593           18,103
     Other                                             3,840            3,840
                                                ------------     ------------
                                                $    249,147     $    206,811
                                                ============     ============


5.   RELATED PARTY TRANSACTIONS


     In 1999 and for the six months ending June 30, 2000, the Partnership incurred management fees of $27,083 and $12,500 to an entity controlled by two shareholders of the General Partner of the Partnership for consulting services.

     The Partnership utilized J.H. Cohn L.P. to compile the Partnership's financial statements. Two shareholders of the General Partner of the Partnership are also partners with J.H. Cohn. In 1999 and for the six months ending June 30, 2000, the Partnership incurred $18,239 and $5,000 in accounting fees to J.H. Cohn for these services.

6.   INCOME TAXES

     Income from the Partnership is included in the Federal taxable income of the separate partners in proportion to their interests. Certain items of expense are subject to special allocation among the partners under the applicable provisions of the Internal Revenue Code.

7.   INVESTMENT IN JOINT VENTURE

     During 1997, the Partnership entered into a joint venture agreement (the "Agreement") with Pylon Medical Products, Inc., which subsequently changed its name to Baylor, Inc. ("Baylor"). Pursuant to the terms of the Agreement, Baylor agreed to market and sell the Partnership's products in China and the Partnership would provide equipment to Baylor in exchange for 50% of the Baylor's revenues. During 1999, the Partnership deemed the investment to have no future value and wrote the investment off.

8.   COMMITMENTS AND CONTINGENCIES

     Operating Leases

     The Partnership has entered into two noncancellable operating leases for operating facilities. One lease expires in September 2001. The other commenced in January 2000 and expires in June 2002. These leases provide for minimum annual lease payments and additional operating expense charges.

     Approximate future minimum obligations under noncancellable operating leases are as follows:

                                                      Total
                                                      Minimum
                                                      Annual Lease
     Year Ending December 31                          Payments
     -----------------------                          ------------
         2000                                         $  121,000
         2001                                             96,000
         2002                                             20,000
                                                      ----------
                                                      $  237,000
                                                      ==========

     Rent expense was approximately $83,000 and $61,000 for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively.

     Legal Proceedings

     From time to time, the Partnership may be involved in various legal proceedings and other matters arising in the normal course of business. The Partnership currently has no material outstanding legal proceedings.

9.   PARTNERS' CAPITAL

     On January 1, 2000, the Partnership adopted the Paceart Associates, L.P. Equity Appreciation Rights Plan (the "Plan") to motivate key employees to assist in the continued growth and profitability of the Partnership, to reward key employees for superior performance, and to attract new employees. All full-time employees of the Company were eligible to become Participants in the Plan. The Plan was terminated by the Partnership on September 1, 2000 and no rights are outstanding thereunder.

     During the six-months ending June 30, 2000, the Partnership distributed $343,522 in Partners' Capital to the Partners.

10.      401(k) RETIREMENT PLAN

         The Partnership maintains a 401(k) retirement plan which covers all employees who have completed one year of service from their date of hire. The plan requires the Partnership to make matching contribution up to 25% of the employees' first $5,000 of salary deferral, not to exceed $1,500 annually. The Partnership made contributions of $15,789 in 1999 and $16,061 in the six months ended June 30, 2000. Upon the acquisition of the Partnership by Data Critical, the Partnership's 401(k) retirement plan was merged with DCC 401(k) retirement plan and all previously unvested matching contributions by the partnership were vested.

11.      SUBSEQUENT EVENT

         On September 11, 2000, the Partnership entered into an agreement to be acquired by Data Critical Corporation for approximately $6,162,000 in cash, 300,000 shares of Data Critical Corporation common stock and an additional earnout for an additional cash payment of $400,000 if certain conditions are met in 2001.

                           Data Critical Corporation
                  Unaudited Pro Forma Condensed Balance Sheet
                                  (In 000's)

                                                                                       June 30, 2000
                                                     --------------------------------------------------------------------------
                                                                                                 Pro Forma
                                                                                                Adjustments
                    Assets                                    Data Critical       Paceart         (Note 1)           Pro Forma
                                                             ---------------   ---------------  ---------------   ---------------
Cash and cash equivalents                                        $  35,926        $     767        $  (6,812) (a)     $  29,881
Accounts receivable, net                                             3,857              332                -              4,189
Inventories, net                                                     1,214              385                -              1,599
Prepaid expenses and other                                             371               44                -                415
                                                               -----------      -----------      -----------        -----------
                                                                    41,368            1,528           (6,812)            36,084

Note receivable from officer                                            45                -                -                 45
Investment in, and advances to
  unconsolidated affiliate                                             218                -                -                218
Property, equipment and software, net                                2,365               28                -              2,393
Other assets, net                                                    3,382               51            8,673 (c)         12,106
                                                               -----------      -----------      -----------        -----------
     Total assets                                                $  47,378        $   1,607        $   1,861          $  50,846
                                                               ===========      ===========      ===========        ===========


        Liabilities and Stockholders' Equity

Accounts payable                                                 $   1,844        $     129        $       -          $   1,973
Current portion of notes payable and                                     -                -                -                  -
  capital leases                                                       142                -                -                142
Deferred revenues                                                    1,467              498                -              1,965
Other current liabilities                                            2,607              207                -              2,814
                                                               -----------      -----------      -----------        -----------
                                                                     6,060              834                -              6,894
Notes payable and capital leases,
  net of current portions                                              197                -                -                197
                                                               -----------      -----------      -----------        -----------
                                                                     6,257              834                -              7,091
Commitments and contingencies
Mandatorily redeemable and convertible
  preferred stock                                                        -                 -               -                  -
                                                               -----------      -----------      -----------        -----------

Stockholders' (Deficit) Equity
  Common stock and partners capital                                 74,517              773            1,861 (a)(b)      77,151
  Deferred compensation                                             (1,259)               -                -             (1,259)
  Accumulated deficit                                              (32,137)               -                -            (32,137)
                                                               -----------      -----------      -----------        -----------
                                                                    41,121              773            1,861             43,755
                                                               -----------      -----------      -----------        -----------
     Total liabilities and shareholders (deficit) equity         $  47,378        $   1,607        $   1,861          $  50,846
                                                               ===========      ===========      ===========        ===========


Note 1. The pro forma condensed balance sheet has been prepared to reflect the acquisition by Data Critical of Elixis Corporation as follows:

          (a) The issuance of 300,000 shares of common stock for $2.6 million, $6.2 million of cash and $0.6 million of acquisition costs.
          (b) The elimination of partners capital accounts of Paceart Associates L.P.
          (c)  Purchase price paid in excess of net tangible assets acquired.

                           Data Critical Corporation
             Unaudited Pro Forma Condensed Statement of Operations
                      (In 000's except for share amounts)

                                                                Year Ended December 31, 1999
                                                 ----------------------------------------------------------
                                                                                Pro Forma
                                                   Data                         Adjustments
                                                  Critical        Paceart        (Note 2)         Pro Forma
                                                 -----------    ----------     -----------        ---------
Revenue                                           $  9,538       $   4,933             -           $  14,471
Cost of revenue                                      3,612           1,396             -               5,008
                                                  --------       ---------      --------           ---------
                                                     5,926           3,537             -               9,463

Acquired in-process R&D                              1,758                                             1,758

Research and development                             2,499             179             -               2,678
Sales and marketing                                  4,349           1,085             -               5,434
General and administrative                           4,171           1,501           919  (a)          6,591
                                                  --------       ---------      --------           ---------
     Loss from operations                           (6,851)            772          (919)             (6,998)

Write-off of investment in
and advances to joint venture                                         (117)                             (117)
Interest income (expense)                               35               1            (1) (b)             35
                                                  --------       ---------      --------           ---------
     Net loss                                     $ (6,816)      $     656      $   (920)          $  (7,080)
                                                  ========       =========      ========           =========

Preferred stock dividends and accretion
  of mandatory redemption obligations               (1,216)              -             -              (1,216)
                                                  --------       ---------      --------           ---------
                                                  $ (8,032)      $     656      $   (920)          $  (8,296)
                                                  ========       =========      ========           =========
Basic and diluted loss per share                  $  (2.92)
                                                  ========
Pro forma net loss per share                                                                       $   (2.72)
                                                                                                   =========
Shares used in calculating per share data
                                                     2,749                           300               3,049
                                                  ========                      ========           =========
                                                                Six Months Ended June 30, 2000
                                                  ------------------------------------------------------------
                                                                                   Pro Forma
                                                                                   Adjustments
                                                  Data Critical      Paceart        (Note 2)         Pro Forma
                                                  -------------     ---------    -------------      -----------
Revenue                                              $  8,321       $   2,220              -         $  10,541
Cost of revenue                                         3,195             728              -             3,923
                                                     --------       ---------       --------         ---------
                                                        5,126           1,492              -             6,618

Acquired in-process R&D                                 2,800                                            2,800

Research and development                                3,199             106              -             3,305
Sales and marketing                                     3,665             482              -             4,147
General and administrative                              3,360             892            460 (a)         4,712
                                                     --------       ---------       --------         ---------
     Loss from operations                              (7,898)             12           (460)           (8,346)

Write-off of investment in
and advances to joint venture
Interest income (expense)                                 781              19            (19)(b)           781
                                                     --------       ---------       --------         ---------
     Net loss                                        $ (7,117)      $      31       $   (479)        $  (7,565)
                                                     ========       =========       ========         =========

Preferred stock dividends and accretion
  of mandatory redemption obligations                       -               -              -                 -
                                                     --------       ---------       --------         ---------
                                                       (7,117)      $      31       $   (479)        $  (7,565)
                                                     ========       =========       ========         =========
                                                     $  (0.65)
Basic and diluted loss per share                     ========
                                                                                                     $   (0.68)
Pro forma net loss per share                                                                         =========

Shares used in calculating per share data              10,906                            300            11,206
                                                     ========                       ========          =========

Note 2. The pro forma statements of operations give effect to the following pro forma adjustments necessary to reflect the acquisition described in Note
        1. The Acquisition in the notes to unaudited pro forma condensed financial statements.

        (a)  Amortization of value assigned to acquired developed technology
        (b)  Elimination of interest income (expense)

                                                                                           Annual
                                                      Purchase Price    Amortization    Amortization
                                                        Allocation     Period (Years)     Expense
                                                      --------------   --------------   ------------
     Working capital acquired (net)                     $    553              -                   -
     Other LT assets and liabilities (net)                    71              -                   -
     Intangibles                                           9,195             10                  919
                                                        --------                            --------
                                                        $  9,819                            $    919
                                                        ========                            ========

            DATA CRITICAL CORPORATION AND PACEART ASSOCIATES, L.P.

          NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     1.   The Acquisition

     On September 11, 2000, datacritical.com Inc. acquired all rights to own and operate the business of Paceart Associates, L.P., a New Jersey limited partnership ("the Partnership"), pursuant to a Limited Partnership Interest and Stock Purchase Agreement, dated as of August 31, 2000 (the "Purchase Agreement") among Data Critical Corporation ("Data Critical"), datacritical.com Inc., a wholly-owned subsidiary of Data Critical ("datacritical.com"), Paceart, the limited partners of Paceart (the "Limited Partners"), Paceart G.P., Inc., a New Jersey corporation and the general partner of Paceart ("Paceart GP"), the stockholders of Paceart GP (the "Stockholders"), and Dr. Michael N. Bergelson, as agent for the Limited Partners and the Stockholders (the "Sellers' Agent"). By the terms of the Purchase Agreement, Datacritical.com irrevocably purchased all rights to own and operate the business of The Partnership.

     Under the terms of the Purchase Agreement, the Limited Partners and the Stockholders were paid an aggregate cash purchase price of $6,162,000 in exchange for the limited partnership interests of The Partnership held by the Limited Partners and for the stock of Paceart GP held by the Stockholders. The Stockholders were also issued 300,000 unregistered shares of Data Critical common stock for such shares of common stock of Paceart GP. As described below, a portion of the cash consideration payable to the Limited Partners and the shares issuable to the Stockholders were withheld and placed in an escrow account for the next 18 months.

     In addition, if, and only to the extent that, the division or subsidiary of Data Critical or datacritical.com comprised of the operations of the former Partnership after the acquisition achieves sales revenues of more than $5,000,000 during the fiscal year ending December 31, 2001, Data Critical will pay an additional $400,000 in cash to the Limited Partners and the Stockholders.

     In connection with the acquisition, Data Critical entered into an employment agreement with the founder and president of The Partnership, Dr. Michael N. Bergelson, pursuant to which Data Critical granted Dr. Bergelson options to purchase 100,000 shares of Data Critical common stock at an exercise price of $8.781 per share. Dr. Bergelson's options will vest monthly for the next three years. Data Critical also entered into transition agreements with two officers of Paceart GP, Mr. Richard Schurig, and Mr. Richard Puzo, pursuant to which Data Critical made a cash payment of $50,000 to one consultant and granted each consultant fully-vested, nonqualified options to purchase 10,000 shares of Data Critical common stock at an exercise price of $8.781 per share in exchange for the provision of certain consulting services to Data Critical and datacritical.com for a period of three months after closing of the acquisition. In addition, Data Critical agreed to grant options under its 1999 Stock Option Plan to purchase an aggregate of 112,500 shares at an exercise price of $8.781 per share to employees of The Partnership who are continuing their employment with Data Critical.

     A portion of the initial purchase price will be held in escrow for a period of 18 months after closing to protect Data Critical and datacritical.com from losses, costs, damages, claims and expenses ("Losses") resulting from any
                                              ------
breaches by The Partnership, Paceart GP, the Stockholders or the Limited Partners of their respective representations and warranties in the Purchase Agreement. The amount of the escrow comprises $382,500 of cash held back from the Limited Partners' consideration and 75,000 shares of Data Critical common stock held back from the initial consideration to be paid to the Stockholders.

     2.   The Periods, Combined

     The unaudited pro forma condensed balance sheet is based on the individual audited balance sheets of Data Critical and The Partnership appearing elsewhere and has been prepared to reflect the acquisition by Data Critical of The Partnership as of June 30, 2000. The unaudited pro forma condensed statements of operations is based on historical results of operations of Data Critical and The Partnership for the year ended December 31, 1999 and six months ended June 30, 2000 after giving effect to the acquisition of The Partnership as if it had occurred at the beginning of the period presented.

     3.   Pro Forma Basis of Presentation

     These Unaudited Pro Forma Condensed Financial Statements are based on estimates and assumptions and should be read in conjunction with the historical financial statements and notes thereto of Data Critical and The Partnership The pro forma adjustments made in connection with the development of the pro forma information are preliminary and have been made solely for purposes of developing such pro forma information as necessary to comply with the disclosure requirements of the Securities and Exchange Commission. The Unaudited Pro Forma Condensed Financial Statements do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results of operations of future periods or indicative of the results that actually would have been realized had the entities been a single entity during these periods.

     4.   Pro Forma Earnings Per Share

     The Unaudited Pro Forma Condensed Financial Statements for Data Critical and Paceart have been prepared as if the asset purchase was completed at the beginning of the periods presented. The pro forma basic net loss per share is based on the combined weighted average number of shares of Data Critical common stock outstanding during the period and the number of Data Critical common stock to be issued in exchange as discussed in note 5.

     The Pro Forma diluted net loss per share is computed using the weighted average number of Data Critical common stock and dilutive common equivalent shares outstanding during the period and the number of shares of Data Critical common stock to be issued in exchange. Common equivalent shares consist of incremental common shares issuable upon conversion of the exercise of stock options and warrants using the treasury stock method. Common equivalent shares are excluded from the computation if their effect is antidilutive. The combined Company had a pro forma net loss for the pro forma condensed statements of operations presented herein; therefore, none of the options and warrants outstanding during each of the periods presented were included in the computation of pro forma dilutive earnings per share as they were antidilutive.

     5.   Pro Forma Statements of Operations Adjustments

     The objective of the pro forma information is to show what the significant effects on the historical financial information might have been had the asset purchase been effected at the beginning of the period presented.

      Under the purchase method of accounting, the purchase price is allocated to the net assets acquired based on their estimated fair value. The following represents the purchase price allocation for The Partnership.

             Book value of net assets acquired                                         $   624
             Cost in excess of net assets acquired                                       9,195
                                                                                    -----------
                  Fair value of assets acquired                                        $ 9,819
                                                                                    ===========

             Cash paid                                                                 $ 6,162
             Fair value of shares issued                                                 2,634
             Liabilities assumed                                                           473
             Acquisition costs                                                             550
                                                                                    -----------
                  Purchase price                                                       $ 9,819
                                                                                    ===========

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DATA CRITICAL CORPORATION

Dated:  November 9, 2000              By /s/ Michael E. Singer
                                      -------------------------
                                      Michael E. Singer
                                      Executive VP Corporate Development and
                                       Chief Financial Officer

                                 EXHIBIT INDEX

Exhibit Number             Description


  2.1* Limited Partnership Interest and Stock Purchase Agreement, dated as of August 31, 2000 among Data Critical Corporation, Datacritical.com Inc., The Partnership, the limited partners of The Partnership, Paceart G.P., Inc., the stockholders of Paceart G.P., Inc., and Dr. Michael N. Bergelson, as Sellers' Agent.

  4.1* Registration Rights Agreement, dated as of August 31, 2000 among Data Critical Corporation, Dr. Michael N. Bergelson, Richard W. Schurig, Richard Puzo, Wayne Casebolt, Eric Reidman and Anthony Marchesini.

 10.1* Employment Agreement, dated as of August 31, 2000 by and between Data Critical Corporation and Dr. Michael N. Bergelson.



 99.1*             Press Release dated September 11, 2000.


  * Incorporated by reference from Data Critical's Current Report on Form 8-K filed September 11, 2000.